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                                                                    EXHIBIT 23.5

                              ACCOUNTANTS' CONSENT

The Board of Directors
First American Corporation:

We consent to the use of our audit report dated January 16, 1997, on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, contained in First American Corporation's 1996 Annual Report on Form 10-K incorporated herein by reference herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Joint Proxy Statement--Prospectus.

Nashville, Tennessee
March 11, 1998                                /s/ KPMG Peat Marwick LLP